Exhibit 99.1
American Apparel, Inc. Announces Preliminary October Sales
LOS ANGELES--(BUSINESS WIRE)--American Apparel, Inc. (NYSE MKT: APP), a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel, announced preliminary sales for the month ended October 31, 2012 and reported that total net sales on a preliminary basis increased 5% to $59.1 million when compared to the month ended October 31, 2011. Between the same periods, comparable retail and online sales on a preliminary basis increased an estimated 5% and wholesale net sales increased an estimated 17%, while the Company estimates retail stores suffered an approximate 5% reduction in comparable sales from weather related store closures.
The following delineates the components of the increases for each of the four months ended October 31, 2012, when compared to the corresponding months and quarter of the prior year:

	July	August	September	October *
Comparable Store Sales	20%	27%	14%	3%
Comparable Online Sales	26%	20%	18%	27%
Comparable Retail & Online	21%	26%	14%	5%
Wholesale Net Sales	6%	12%	1%	17%
*Preliminary, subject to adjustment
“October has historically been one of our strongest months based on the significant uptick in sales we experience for Halloween,” said Dov Charney, Chief Executive Officer and Chairman of the Board of American Apparel, Inc.  “Like all other retailers, we were blindsided by Sandy, and with greater New York being our largest market, we estimate we lost in excess of $1.5 million in retail sales due to the storm. Our hearts go out to the victims, and we will be distributing, with the help of our own staff, tens of thousands of garments including socks, T-shirts, thermals, and sweatshirts to those most deeply affected. As the preeminent US manufacturer of apparel we are grateful to be in a position to assist in relief efforts, as we did with Hurricane Katrina and at other times of need. We are thankful that our employees came through the storm without injury. We also thank our employees who worked tirelessly to re-open over 25 stores in the region as quickly as they did. At this time our business is substantially back on track in the region. So far in November retail sales are showing signs of strength and we anticipate this trend will continue. Online and wholesale both had a strong October, and I am confident our positive momentum will continue into the Holiday selling season.”

About American Apparel
American Apparel is a vertically integrated manufacturer, distributor and retailer of branded fashion basic apparel based in downtown Los Angeles, California. As of October 31, 2012 American Apparel had approximately 10,000 employees and operated 251 retail stores in 20 countries, including the United States, Canada, Mexico, Brazil, United Kingdom, Ireland, Austria, Belgium, France, Germany, Italy, Netherlands, Spain, Sweden, Switzerland, Australia, Japan, South Korea and China. American Apparel also operates a global e-commerce site that serves over 60 countries worldwide at http://www.americanapparel.net. In addition, American Apparel also operates a leading wholesale business that supplies high quality T-shirts and other casual wear to distributors and screen printers.
Safe Harbor Statement
This press release, and other statements that the Company may make, may contain forward-looking statements. Forward-looking statements are statements that are not historical facts and include statements regarding, among other things, the Company's future financial condition, results of operations and plans and the Company's prospects and strategies for future growth and cost savings. Such forward-looking statements are based upon the current beliefs and expectations of American Apparel's management, but are subject to risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements, including, among others: the ability to generate sufficient liquidity for operations and debt service; changes in the level of consumer spending or preferences or demand for the Company's products; increasing competition, both in the U.S. and internationally; the evolving nature of the Company's business; the Company's ability to hire and retain key personnel and the Company's relationship with its employees; suitable store locations and the Company's ability to attract customers to its stores; the availability of store locations at appropriate terms and the Company's ability to identify and negotiate new store locations effectively and to open new stores and expand internationally; effectively carrying out and managing the Company's strategy, including growth and expansion both in the U.S. and internationally; disruptions in the global financial markets; failure to maintain the value and image of the Company's brand and protect its intellectual property rights; declines in comparable store sales and wholesale revenues; financial nonperformance by the Company's wholesale customers; the adoption of new accounting pronouncements or changes in interpretations of accounting principles; seasonality of the business; consequences of the Company's significant indebtedness, including the Company's relationships with its lenders and the Company's ability to comply with its debt agreements, including the risk of acceleration of borrowings thereunder as a result of noncompliance; the Company's ability to generate cash flow to service its debt; the Company's liquidity and losses from operations; the Company's ability to develop and implement plans to improve its operations and financial position; costs of materials and labor, including increases in the price of yarn and the cost of certain related fabrics; the Company's ability to pass on the added cost of raw materials to its wholesale and retail customers; the Company's ability to improve manufacturing efficiency at its production facilities; the Company's ability to effectively manage inventory and inventory reserves; location of the Company's facilities in the same geographic area; manufacturing, supply or distribution difficulties or disruptions; risks of financial nonperformance by customers; investigations, enforcement actions and litigation, including exposure from which could exceed expectations; compliance with or changes in U.S. and foreign government laws and regulations, legislation and regulatory environments, including environmental, immigration, labor and occupational health and safety laws and regulations; costs as a result of operating as a public company; material weaknesses in internal controls; interest rate and foreign currency risks; loss of U.S. import protections or changes in duties, tariffs and quotas and other risks associated with international business including disruption of markets and foreign supply sources and changes in import and export laws; technological changes in manufacturing, wholesaling, or retailing; the Company's ability to upgrade its information technology infrastructure and other risks associated with the systems that are used to operate the Company's online retail operations and manage the Company's other operations; adverse changes in its credit ratings and any related impact on financing costs and structure; general economic and industry conditions, including U.S. and worldwide economic conditions; disruptions due to severe weather or climate change; and other risks detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Report on Form 10-K for the year ended December 31, 2011. The Company's filings with the SEC are available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
Contact:
American Apparel
John J. Luttrell, 213-488-0226
Chief Financial Officer
or
ICR
John Rouleau, 203-682-8342 (Investor Relations)
john.rouleau@icrinc.com